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              Consent of Independent Certified Public Accountants




We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the combined financial statements of MTV Pinnacle Advertising Group, Inc. and United Equity Partners, Inc. for the year ended December 31, 1997 and the nine months ended September 30, 1998 and on the consolidated financial statements of Miracom Corporation and Subsidiaries for the period January 27, 1998 (date of inception) through December 31, 1998, both dated November 10, 1999, included in the Registration Statement (Form 10-SB) of Miracom Corporation and Subsidiaries dated on or about November 23, 1999.




                                         Certified Public Accountants


Orlando, Florida
November 23, 1999